Exhibit 99.1
AzurRx BioPharma Announces Proposed Public Offering of Common Stock

Brooklyn, NY - (GLOBE NEWSWIRE) April 30, 2018 – AzurRx BioPharma (NASDAQ: AZRX), (“AzurRx” or the “Company”), announced today that it intends to offer and sell shares of its common stock in an underwritten public offering. AzurRx intends to use the net proceeds from the offering primarily for research and development expenses associated with AzurRx’s continuing clinical development and testing of MS1819, advancing its preclinical programs for AZX1103 and for other general corporate purposes and capital expenditures. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. is acting as sole underwriter for the offering.

The securities described above are being offered by AzurRx pursuant to a registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

About AzurRx

AzurRx BioPharma, Inc. (NASDAQ:AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819 recombinant lipase for exocrine pancreatic insufficiency is the company's lead development program, and additional early stage research is being conducted for the prevention of certain hospital-acquired infections. The company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the company can be found at www.azurrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the Company’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in AzurRx’s business, including those described in the company's prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company's forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

CONTACT:

AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: 646.699.7855
www.azurrx.com
info@azurrx.com

Source: AzurRx BioPharma, Inc.